EXHIBIT 1.1: FORM OF UNDERWRITING AGREEMENT

50,000,000

Units

Heckmann Corporation

UNDERWRITING AGREEMENT

October [•], 2007

CREDIT SUISSE SECURITIES (USA) LLC,

ROTH CAPITAL PARTNERS, LLC

On behalf of the several Underwriters,

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. Heckmann Corporation, a Delaware corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”), for whom Credit Suisse Securities (USA) LLC (“Credit Suisse”) is acting as representative (the “Representative”), to issue and sell to the several Underwriters 50,000,000 units (the “Firm Securities”), with each unit consisting of one share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and one warrant to purchase one share of Common Stock (the “Warrants”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 7,500,000 additional units (the “Optional Securities”) as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Units”. The Units, Common Stock, Warrants and shares of Common Stock issuable upon exercise of the Warrants (the “Underlying Shares”) are herein collectively called the “Securities”. As part of the offering contemplated by this Agreement, Credit Suisse (the “Designated Underwriter”) has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to      ,        Units, for sale to family members and friends of the Company’s directors (collectively, the “Participants”), as set forth in the Final Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Final Prospectus.

The shares of Common Stock and the Warrants included in the Units will not be separately transferable until five (5) business days following the earlier of the expiration of the Underwriters’ over-allotment option as set forth in Section 3 below, the exercise in full of such option and the Underwriters’ determination not to exercise all or any remaining portion of such option, subject to (a) the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of the offering of the Units by the Company and the filing of such audited balance sheet with the Commission (as herein defined) on a Form 8-K by the Company which includes such balance sheet. Each Warrant entitles its holder, upon exercise, to purchase one share of Common Stock for $6.00 during the period commencing on the later of (i) the consummation by the Company of a “Business Combination” (as defined below) and (ii) one year from the Effective Date (as defined below) of the Initial Registration Statement (as defined below) and terminating on [•], 2011 [four years from the effective date of the Registration Statement] or earlier upon redemption. As used herein, the term “Business Combination” shall mean the Company’s initial acquisition of one or more operating businesses or assets, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination having collectively a fair market value of at least 80% of the Company’s net assets at the time of such business combination (as calculated pursuant to the Company’s amended and restated Certificate of Incorporation as filed as exhibit 3.1 to the Registration Statement); provided that any acquisition of multiple operating businesses shall occur contemporaneously with one another.

The Company has entered into an investment management trust agreement dated as of [•], 2007 (the “Trust Agreement”) with American Stock Transfer & Trust Company (the “Trustee”) as trustee, in substantially the form filed as exhibit 10.1 to the Registration Statement (as defined herein), pursuant to which (i) certain proceeds of the offering will be deposited and held in a trust account for the benefit of the Company and holders of the Firm Securities and the Optional Securities, if and when issued, and (ii) certain amounts of interest income on the amount of money in the trust account shall be payable to the Company.

Each of Heckmann Acquisition, LLC (“LLC”) and Messrs. Richard J. Heckmann, Lou L. Holtz, Alfred E. Osborne and J. Danforth Quayle (collectively, the “Initial Investors” and together with the LLC, the “Founders”) have entered into a security escrow agreement (the “Escrow Agreement”) with American Stock Transfer & Trust Company (the “Escrow Agent”) in substantially the form filed as exhibit 10.10 to the Registration Statement, pursuant to which (i) the Founder’s Units (including the underlying Founder’s Shares and Founder’s Warrants, in each case, as defined herein) will be placed into escrow until one year after the consummation of a Business Combination and (ii) the Sponsors’ Warrants (as defined herein), will be placed into escrow until 90 days after the consummation of a Business Combination, in each case, subject to limited exceptions provided for in the Escrow Agreement.

The Company has entered into an amended and restated agreement (the “Warrant Agreement”) with respect to the Warrants, Founders’ Warrants and the Sponsors’ Warrants with American Stock Transfer & Trust Company, as warrant agent in substantially the form filed as Exhibit 4.4 to the Registration Statement, pursuant to which American Stock Transfer & Trust Company will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants.

The Company has severally entered into initial unit subscription agreements dated as of June 21, 2007 (the “Initial Unit Subscription Agreements”) with LLC pursuant to which, after giving effect to a 1:1.25 reverse stock split that occurred on [•], 2007, LLC purchased 13,975,000 Units, with Mr. Lou L. Holtz pursuant to which Mr. Holtz purchased 200,000 Units and Mr. J. Danforth Quayle and Dr. Alfred E. Osborne pursuant to which each of Mr. Quayle and Dr. Osborne severally purchased 100,000 units, in each case, at a price of $0.005 per unit, for an aggregate purchase of 14,375,000 units for an aggregate purchase price of $71,875 (collectively, the “Founders’ Units”) with each such unit consisting of one share of Common Stock (collectively, the “Founders’ Shares”) and one warrant (collectively, the “Founders’ Warrants”). Of such Founders’ Units, 1,875,000 are subject to redemption to the extent that the Underwriters’ do not exercise their option pursuant to Section 3 to purchase all of the Optional Securities.

The Company has also severally entered into amended and restated subscription agreements on [•], 2007 (each, a “Warrant Subscription Agreement,” and collectively, the “Warrant Subscription Agreements”) pursuant to which LLC, Dr. Osborne, Mr. Holtz and Mr. Quayle have agreed to purchase an aggregate of 7,000,000 warrants (the “Sponsors’ Warrants”) at a price of $1.00 per Sponsor Warrant for an aggregate of $7,000,000 in a private placement immediately prior to the offering of the Firm Securities. The Sponsors’ Warrants shall have an exercise price equal to the exercise price of the Warrants included in the Units sold to the public and shall possess terms identical to the Warrants included in the Units in all other respects, except as described in the Registration Statement and the General Disclosure Package.

The Company has entered into a co-investment agreement with Heckmann Acquisition, LLC substantially in the form of Exhibit 10.18 to the Registration Statement (the “Co-Investment Securities Purchase Agreement”).

The Company has entered into a registration rights agreement with LLC, Mr. Quayle, Mr. Holtz and Dr. Osborne, dated as of the date hereof, in substantially the form filed as exhibit 10.2 to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Founders’ Units, the Founders’ Warrants and Sponsors’ Warrants (including the Common Stock and warrants comprising the Founders’ Units and Sponsors’ Warrants and the Common Stock issuable upon exercise of such warrants).

Duly executed and delivered insider letters have been delivered by and between the Company and each of LLC and the initial directors and executive officer of the Company (each of LLC and such initial directors and executive officers of the Company, an “Insider,” and collectively, the “Insiders”), filed as Exhibits 10.5 through 10.9, to the Registration Statement (as the same may be amended or supplemented from time to time, the “Insider Letters”), pursuant to which each such entity or individual agreed to certain matters, including but not limited to, matters relating to the voting of shares of Common Stock by them and other matters described as being agreed to by them under the “Proposed Business” section of the Initial Registration Statement.

Pursuant to the Insider Letter between the Company and Mr. Richard J. Heckmann, the Company will pay up to a monthly fee of $10,000 to Mr. Richard J. Heckmann for office space and administrative services, including secretarial support, for a period of up to twenty-four (24) months, terminating upon the earlier of (i) the consummation of a Business Combination and (ii) the dissolution and liquidation of the Company.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission (as defined herein) a registration statement on Form S-1 (No. 333-144056) covering the registration of the Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) (as defined herein) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information (each, as defined herein), that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of the Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means      :00 [a/p]m (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or became effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representative that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Securities and otherwise satisfies Section 10(a) of the Act.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange, NASDAQ Stock Market and the American Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) on the date of this Agreement, at their respective Effective Times or issue dates and on each Closing Date, each Registration Statement, the Final Prospectus, any Statutory Prospectus and any prospectus wrapper complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, any Statutory Prospectus or any prospectus wrapper, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c) General Disclosure Package. As of the Applicable Time, the preliminary prospectus, dated                          , 2007 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) Issuer Free Writing Prospectuses. The Company has not made or prepared an “issuer free writing prospectus,” as defined in Rule 433 under the Act, or “free writing prospectus,” as defined in Rule 405 under the Act.

(e) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(f) Subsidiaries. The Company has no subsidiaries.

(g) Outstanding Securities. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding securities of the Company were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements.

(h) Common Stock. The shares of Common Stock included in the Units have been duly authorized, and when issued and paid for by the Underwriters in accordance with this Agreement, will be validly issued, fully paid and non-assessable; the holders of such shares of Common Stock will not be subject to personal liability by reason of being such holders; such shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

(i) Warrants. The Warrants included in the Units when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment therefor by the Underwriters in accordance to this Agreement, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, (except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally from time to time in effect, (ii) as the enforceability thereof may be limited by principles of public policy, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before with any proceeding therefor may be brought) and will conform in all material respects to the description thereof in the General Disclosure Package.

(j) Underlying Shares. The Underlying Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable; the holders of such Underlying Shares will not be subject to personal liability by reason of being such holders; such Underlying Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

(k) No Finder’s Fee. Except as described in the Registration Statement, General Disclosure Package and Final Prospectus, there are no claims, payments, arrangements, agreements or understandings that would give rise to a valid claim relating to the payment of a finder’s, consulting or origination fee by the Company or any of its current or former directors with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the knowledge of the Company, any of its current or former directors that may affect the Underwriter’s compensation, as determined by the Financial Industry Regulatory Authority (“FINRA”).

(l) Capitalization. The information set forth under the caption “Capitalization” in the General Disclosure Package and the Final Prospectus is true and correct. All of the Securities conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus. The form of certificates for the Common Stock complies with the corporate law requirements of the State of Delaware and the requirements of the American Stock Exchange (the “AMEX”). Except as set forth in, or contemplated by, the General Disclosure Package and the Final Prospectus, on the effective date of the Registration Statement (the “Effective Date”) and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued, shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

(m) Listing. On or prior to the Effective Date, the Company has filed with the Commission a Registration Statement on Form 8-A (File Number [•]) providing for the registration under the Exchange Act of the Securities. The Securities have been duly listed, and admitted and authorized for trading, subject only to official notice of issuance, on the AMEX, and the Company knows of no reason or set of facts which is likely to adversely affect such approval.

(n) Absence of Further Requirements. No consent, approval, authorization, license, qualification or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement, the Directed Share Program, the Trust Agreement, the Initial Unit Subscription

Agreements, the Warrant Subscription Agreements, the Escrow Agreement and the Insider Letters, or in connection with the offering, issuance and sale of the Securities, except such as have been obtained, or made and such as may be required under state securities laws. No authorization, consent, approval, license, qualification or order of, or filing or registration with any person (including any governmental agency or body or any court) in any foreign jurisdiction is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Directed Shares under the laws and regulations of such jurisdiction except such as have been obtained or made.

(o) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, the Trust Agreement, the Warrant Agreement, the Initial Unit Subscription Agreements, the Warrant Subscription Agreements, the Escrow Agreement, Insider Letters and Co-Investment Agreement, and the issuance and sale of the Securities and the Directed Shares and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined herein) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the charter or by-laws of the Company, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, or any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, except for the repayment of that certain Promissory Note between the Company and Richard J. Heckmann, dated as of June 4, 2007; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(p) Absence of Existing Defaults and Conflicts. The Company is not in violation of its charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except such defaults that would not, individually or in the aggregate, result in a material adverse effect on the Company’s condition (financial or otherwise), results of operations, business or properties (“Material Adverse Effect”).

(q) Possession of Licenses and Permits. The Company possesses, and is in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by the Company prior to the consummation of a Business Combination and has not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

(r) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “United States Federal Income Tax Considerations” and “Description of Securities”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(s) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(t) Internal Controls and Compliance with the Sarbanes-Oxley Act and Stock Exchange Rules. The Company is in compliance with the provisions of Sarbanes-Oxley, that are applicable to the Company, and the rules and regulations of the Commission thereunder that are applicable to the Company and the Company will comply with those provisions of Sarbanes-Oxley that are or will become effective, if applicable to the Company, in the future upon their effectiveness and the Company is, and immediately following the effectiveness of the Registration Statement will be, in compliance with the applicable rules and regulations of the AMEX.

(u) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company or any of its properties that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(v) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company.

(w) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof and the other transactions as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(x) Absence of Unlawful Influence. The Company has not offered or sold, or caused the Underwriters to offer or sell, any Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(y) Agreements. This Agreement, the Trust Agreement, the Warrant Agreement, the Escrow Agreement, the Initial Unit Subscription Agreements, the Warrant Subscription Agreements, the Co-Investment Securities Purchase Agreement and all the Insider Letters have been duly authorized, executed and delivered by the Company, substantially in the form of such agreements as filed with the Registration Statement, and are valid and binding agreements of the Company and, to the knowledge of the Company, each of the Insiders to the extent a party thereto, enforceable against the Company and, to the knowledge of the Company, each of the Insiders to the extent a party thereto in accordance with their respective terms (except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, respective reorganization or similar laws affecting creditors’ rights generally from time to time in effect, (ii) as the enforceability thereof may be limited by principles of public policy, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before with any proceeding therefor may be brought).

(z) Initial Investors. To the best of the Company’s knowledge, all information contained in the questionnaires completed by each of the Initial Investors and provided to the Representative as an exhibit to his or her Insider Letter is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires by each Initial Investor to become inaccurate and incorrect in any material respect.

(aa) Business Combination. The Company does not own an interest in another company, corporation, partnership, joint venture or entity or have any specific Business Combination under consideration and the Company has not (nor has anyone on its behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction.

(bb) Rule 419. Upon delivery and payment for the Firm Units on the Closing Date, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act.

(cc) Non-Compete. Except as disclosed in the General Disclosure Package, no employee, officer or director of the Company is subject to any non-competition or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an employee, officer and/or director of the Company.

(dd) Related Party. There are no relationships or related-party transactions involving the Company or any other person required to be described in the Final Prospectus which have not been described in the General Disclosure Package as required by the Act.

(ee) Anti-Bribery, Money Laundering and Sanctions. The operations of the Company are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened. Neither the Company nor any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC.

(ff) Accountants’ Independence. Ernst & Young LLP, who has certified certain of the financial statements filed with the Commission as part of the Registration Statement, General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”); and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley with respect to the Company.

(gg) Accounting Controls. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with the management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted principles of accounting (“GAAP”) and to maintain asset accountability, (C) access to assets is permitted only in accordance with the management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh) Financial Statements. The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, present fairly the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with GAAP, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary consolidated financial data included in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required.

(ii) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”).

(jj) Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities. The Company has not been required to date to file any foreign, federal, state or local tax returns and no tax or other assessment, fine or penalty has been or is due and payable by the Company.

(kk) Prior Securities Sales. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the three years prior to the date hereof, except as disclosed in the General Disclosure Package.

(ll) Exhibits. There are no material contracts or documents that are required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits thereto that have not been so described and filed as required.

3. Purchase, Sale and Delivery of Units.

(a) On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $7.72 per unit, the respective number of units of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

(b) The Company will deliver the Firm Securities to, or as instructed by the Representative, for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price by the Underwriters to be made in Federal (same day) funds by wire transfer as follows: $392,250,000 shall be deposited in the Trust Account (as defined below) pursuant to the terms of the Trust Agreement at a time being herein referred to as the “First Closing Date” and the remaining $750,000 of the proceeds shall be paid to the order of the Company upon delivery to the Representative of the Firm Securities through the facilities of the Depository Trust Company (“DTC”) for the account of the Underwriters. The Firm Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) business days prior to the Closing Date. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Securities sold pursuant to the offering contemplated by this Agreement.

(c) In addition, upon written notice from Credit Suisse given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for each account of each Underwriter in the same proportion as the number of units of Firm Securities set forth opposite such Underwriter’s name bears to the total number of units of Firm Securities (subject to adjustment by Credit Suisse to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Credit Suisse to the Company.

(d) Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by Credit Suisse but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by Credit Suisse for the accounts of the several Underwriters in a form reasonably acceptable to Credit Suisse against payment of the purchase price therefor in Federal (same day) funds by wire transfer as follows: $7.72 per Unit of Option Securities shall be deposited in the Trust Account (as defined herein) pursuant to the terms of the Trust Agreement upon delivery to the Representative of the Optional Securities through the facilities of DTC for the account of the Underwriters. The Optional Securities shall be registered in such name or and in such authorized denominations as the Representative may request in writing at least two (2) business days prior to the Closing Date.

(e) In addition to the discount from the public offering price of the Securities represented by the purchase price set forth in Section 3(a) of this Agreement, as compensation for the Underwriters’ commitments, the Company will pay to the Representative for the Underwriters’ proportionate accounts the product of $0.28 per Unit times the total number of Units purchased by the Underwriters on each Closing Date (including both Firm Securities and Optional Securities), to be paid to the Underwriters upon consummation of the Business Combination (a “Deferred Discount”). The Deferred Discount will be payable from amounts on deposit in the trust account established by the Company for the benefit of the public stockholders as described in the Initial Registration Statement (the “Trust Account”) if and when the Company consummates the Business Combination. The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the Company’s public stockholders, (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the Trustee is authorized to distribute the Deferred Discount to the public stockholders of the Company on a pro rata basis pursuant to the Trust Agreement.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by Credit Suisse, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by Credit Suisse, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise Credit Suisse promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to Credit Suisse of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by Credit Suisse.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise Credit Suisse of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without Credit Suisse’s consent; and the Company will also advise Credit Suisse promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify Credit Suisse of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither Credit

Suisse’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined herein), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e) Furnishing of Prospectuses. The Company will furnish to the Representative two copies of each Registration Statement (one of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as Credit Suisse requests. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, by the second business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as Credit Suisse designates and will continue such qualifications in effect so long as required for the distribution.

(g) Reporting Requirements. During the period of five years hereafter, or until such earlier time upon which the Company is required to be liquidated, the Company upon request will furnish to the Representative and to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company upon request will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as Credit Suisse may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions as Credit Suisse designates and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Securities on the AMEX, fees and expenses in connection with the registration of the Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters, in each case, promptly upon demand therefore and upon receipt by the Company of reasonable documentation of such costs and expenses.

(i) Use of Proceeds. The Company will use the net proceeds received in connection with this offering and the other transactions contemplated hereby in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(k) Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its securities: (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of its securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase its securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of its securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in its securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to its securities, or publicly disclose the intention to take any such action, without the prior written consent of Credit Suisse; provided, however, that notwithstanding the foregoing restrictions, the Company may (i) issue and sell the Sponsors’ Warrants and Co-Investment Units as described in the Registration Statement, (ii) issue and sell the Optional Securities on the exercise of the option as provided for in Section 3 hereof, (iii) issue Warrants and Common Stock in connection with the separate trading of the Warrants and Common Stock underlying the Units, and (iv) issue its securities in connection with a Business Combination. The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that Credit Suisse consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless Credit Suisse waives, in writing, such extension. The Company will provide Credit Suisse with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(l) Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Securities on the AMEX and comply with AMEX listing rules.

(m) Trust. The Company shall cause the proceeds of the offering to be invested as set forth in the Trust Agreement. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

(n) No Affiliate Transactions. The Company will not consummate a Business Combination with any entity which is affiliated with the LLC or any officer or director of the Company. Except as described in the General Disclosure Package, the Company shall not pay any such parties or any of their affiliates or family members any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of an initial Business Combination; provided that such parties shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating an initial Business Combination.

(o) Quarterly Reports. For a period of five years from the Effective Date, or until such earlier date upon which the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information and the filing of the Company’s Form 10-Q quarterly reports. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the Underwriters’ over-allotment option, the Company shall promptly file a Current Report on Form 8-K with the Commission, which Report shall disclose the Company’s sale of the Optional Securities and its receipt of the proceeds therefrom.

(p) Agents. For a period of five years following the Effective Date or until such earlier time upon which the Company is liquidated, the Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Units, Common Stock, Representative’s Option Securities and Representative’s Common Stock. For a period of four years following the Effective Date or until such earlier time upon which the Company is liquidated, the Company will maintain a warrant agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Warrants and Representative’s Warrants.

(q) Expenses. Until the consummation of a Business Combination, in no event will the fees payable under the Insider Letter with Mr. Heckmann be more than $10,000 per month (excluding reimbursement of reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination).

(r) FINRA. In the event any person or entity (excluding attorneys, accountants, engineers, environmental or labor consultants, investigatory firms, technology consultants and specialists and similar service providers that are not affiliated or associated with the FINRA and are not brokers or finders) is engaged, in writing, to assist the Company in finding or evaluating a merger candidate, the Company will provide the following to the FINRA and the Representative prior to consummation of an initial Business Combination: (i) copies of agreements governing said services (which details or agreements may be appropriately redacted to account for privilege or confidentiality concerns), and (ii) a justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter or related person” with respect to the Company’s initial public offering as such term is defined in Rule 2710(a)(6) of the FINRA Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination.

(s) Stockholders who become FINRA Affiliates. The Company shall advise the FINRA if it is aware that any 5% or greater stockholder of the Company (other than the Representative or its affiliates) becomes an affiliate or associated person of an FINRA member participating in the distribution of the Securities.

(t) Additional Issuances. Other than in connection with the consummation of a Business Combination and until the consummation of a Business Combination, the Company hereby agrees that the Company shall not issue any shares of Common Stock, any options or other securities convertible or exercisable into Common Stock or any shares of preferred stock of the Company that participate in any manner in the Trust Account or that vote as a class with the Common Stock on a Business Combination.

(u) Waiver of Claim on Trust. The Company agrees that it will use its commercially reasonable efforts, prior to commencing its due diligence investigation of any operating business with which the Company seeks to effect a Business Combination (a “Target Business”), obtaining the services of any vendor or entering into another contractual relationship with a third-party, to enter into an acknowledgement in writing, whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), with such Target Business, vendor or third-party that: (a) each such party has read the General Disclosure Package and understands that the Company has established the Trust Account for the benefit of the public stockholders and that the Company may disburse monies from the Trust Account only as described in the General Disclosure Package; and (b) (i) such Target Business for purposes of evaluating and/or consummating a Business Combination with the Company, or (ii) such vendor in providing services to the Company, as the case may be, agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason. In the event that such Target Business, vendor or third party refuses to enter into such an acknowledgement in writing, the Company agrees only to engage in such diligence investigation, services or contract if its management reasonably determines that it would be unable to obtain a substantially similar opportunity or service from another entity willing to enter into such an acknowledgement in writing.

(v) Organizational Documents. The Company shall not take any action or omit to take any action that would cause the Company to be in material breach or violation of its certificate of incorporation or by-laws. Further, the Company agrees that, prior to the consummation of a Business Combination, it will not take any action to amend or modify, and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve any amendment or modification to the provisions of its certificate of incorporation set forth in the Initial Registration Statement under the subheading “Amended and Restated Certificate of Incorporation” under the caption “Proposed Business”.

(w) Shareholder Approval. The Company agrees: (i) that, prior to the consummation of any Business Combination, it will submit such transaction to the Company’s stockholders for their approval (“Initial Transaction Vote”) even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) that, in the event that the Company does not effect a Business Combination within 24 months from the Closing Date, the Company will be liquidated as described in the General Disclosure Package. At the time the Company seeks approval of any potential Business Combination, the Company will offer each of the holders of the Company’s Common Stock underlying the Securities issued in this offering (the “IPO Shares”) the right to convert such holder’s IPO Shares at a per share price (the “Conversion Price”) calculated as described in the General Disclosure Package. If the Company approves and consummates a Business Combination, it will convert shares, based upon the Conversion Price, from those holders of IPO Shares who affirmatively requested such conversion and who voted against the initial Business Combination. If (i) less than a majority of the IPO Shares voted at the meeting to approve any initial Business Combination vote in favor of (x) the Business Combination or (y) an amendment to the Company’s charter to permit the perpetual existence of the Company or (ii) the holders of 30% or more in interest of the IPO Shares vote against approval of any potential initial Business Combination and exercise their conversion rights, the Company will not proceed with such initial Business Combination and will not convert such shares.

(x) Rule 419. The Company agrees that it will use its commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its commercially reasonable efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(y) 80% Threshold. The Company agrees that the initial Target Business(es) that it acquires must have an aggregate fair market value equal to at least 80% of the Company’s net assets (excluding the amount held in the Trust Account representing the Deferred Discount) at the time of such acquisition. The fair market value of such business(es) must be determined by the Board of Directors of the Company based upon standards the Board reasonably believes are generally accepted by the financial community. If the Board of Directors of the Company is not able to independently determine that the Target Business(es) have an aggregate fair market value of at least 80% of the Company’s net assets (excluding the amount held in the Trust Account representing the Deferred Discount) at the time of such acquisition or a conflict of interest exists with respect to the transaction, the Company will obtain an opinion from an unaffiliated, independent third party appraiser, with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from an investment banking firm as to the fair market value of a Target Business(es) if the Company’s Board of Directors independently determines that the Target Business(es) does have sufficient fair market value.

(z) Review of Expenses. Prior to the consummation of a Business Combination or the liquidation of the Trust Account, the Company shall cause its Board of Directors or a committee thereof to review and approve all expense reimbursements made to its officers, directors or consultants with any interested directors abstaining from such review and approval.

(aa) Audited Financials upon Closing. The Company shall retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the Company shall promptly file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Financial Statements.

(bb) Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) Sufficient Authorized Shares. The Company will reserve and keep available a sufficient number of authorized but unissued shares of Common Stock for issuance upon exercise from time to time of the Optional Securities and any warrants of the Company that are outstanding.

(dd) Separate Trading of Common Stock and Warrants. Within five business days (or as soon as practicable thereafter) following the earlier of the expiration of the Underwriters’ over-allotment option as set forth in Section 3 and the exercise in full of such option, the Company will (a) if applicable, prepare an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of the offering of the Optional Securities by the Company and file such audited balance sheet with the Commission on a Form 8-K and (b) issue a press release announcing that the separate trading of the Common Stock and Warrants will begin on such date.

(ee) Transfer Restrictions. In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter

will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(ff) Payment of Expenses Related to Directed Share Program. The Company will pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program.

(gg) Compliance with Foreign Laws. The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(hh) Redemption of Common Stock and Underwriters’ Over-Allotment Option. Within five days after the earlier to occur of the expiration or termination of the Underwriters’ over-allotment option, the Company shall redeem that number of Founders’ Units (as such term is defined in the General Disclosure Package) for the initial issue price per Founders’ Unit, equal to the number of Founders’ Units determined by multiplying (a) 1,875,000 by (b) a fraction, (i) the numerator of which is 7,500,000 minus the number of Founders’ Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 7,500,000. If the number of Founders’ Units to be redeemed includes a fractional number of the number of Founders’ Units to be redeemed, it shall be rounded down to the nearest whole number. For the avoidance of doubt, if the Underwriters exercise their over-allotment option in full, the Company shall not redeem any Founders’ Units pursuant to this subsection.

6. Free Writing Prospectuses. The Company represents and agrees that and each Underwriter represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus” as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission, or any other method other than the Registration Statement.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representative shall have received, on each of the date hereof, the Closing Date and, if applicable, each Optional Closing Date, a letter dated the date hereof, the Closing Date or each Optional Closing Date, as the case may be, in form and substance satisfactory to the Representative, of Ernst & Young LLP confirming that it is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by it and included in the Registration Statement, the General Disclosure Package and the Final Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this

Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by Credit Suisse. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Securities; (ii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the AMEX or New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or New York authorities; (vi) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

(d) Opinion of Counsel for Company. The Representative shall have received an opinion, dated such Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, in the form attached at Exhibit A hereto.

(e) Opinion of Counsel for Underwriters. The Representative shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Officer’s Certificate. The Representative shall have received a certificate, dated such Closing Date, of the Chief Executive Officer of the Company stating that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of his knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business or properties of the Company except as set forth in the General Disclosure Package or as described in such certificate.

(g) Lock-up Agreements. On or prior to the date hereof, the Representative shall have received lockup letters signed by each of the directors of the Company in the form provided at Exhibit B hereto.

(h) Trust Account. The Founders shall have purchased the Sponsors’ Warrants, and the proceeds of such purchases shall have been deposited in the Trust Agreement.

(i) Agreements. The Representative shall have received from the Company executed copies of the Trust Agreement, the Warrant Agreement, the Initial Unit Subscription Agreements, the Warrant Subscription Agreements, the Co-Investment Securities Purchase Agreement, the Escrow Agreement and the Insider Letters substantially in the form filed as exhibits to the Registration Statement, and proof of filing with the Secretary of State of Delaware of the amended and restated Certificate of Incorporation substantially in the form filed as an exhibit to the Registration Statement.

(j) Listing. The Units, the Warrants and the Common Stock have been duly listed, and admitted and authorized for trading, on the AMEX, and satisfactory evidence of such actions shall have been provided to the Representative.

(k) Further Assurances. The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, at 2550 Hanover Street, Palo Alto, California 94304, on the Closing Date. The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. Credit Suisse may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution.

(a) Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time or the Final Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other documented expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

The Company agrees to indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) arising out of, related to or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time or the Final Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession figure appearing in the fourth paragraph under the caption “Underwriting” the information contained in the seventh, sixteenth, seventeenth and eighteenth paragraphs under the caption “Underwriting”.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 8 (a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Units hereunder on either the First or any Optional Closing Date and the aggregate number of Units that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Securities that the Underwriters are obligated to purchase on such Closing Date, Credit Suisse may make arrangements satisfactory to the Company for the purchase of such Units by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Units that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Units with respect to which such default or defaults occur exceeds 10% of the total number of Units that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Credit Suisse and the Company for the purchase of such Units by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Units. If the purchase of the Units by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Units, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Units have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 75080 Frank Sinatra Dr., Palm Desert, California 92211, Attention:

Richard J. Heckmann; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Representative has been retained solely to act as underwriters in connection with the sale of Units and that no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representative has advised or is advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Units set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

HECKMANN CORPORATION

By
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of itself and as the Representative of the several Underwriters.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

By:
Name:
Title:

ROTH CAPITAL PARTNERS, LLC

By:
Name:
Title: